UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 4, 2010

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point Kirkland, WA 98033
(Address of principal executive offices) (Zip Code)

(425) 749-7287
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Director

On November 2, 2010, the Board of Directors of AISystems, Inc. (the “Company”) elected Dr. David Greenberg as a member of the Company’s Board of Directors.

Dr. Greenberg is a medical and business professional with nearly 20 years of experience in advising private and publically traded corporations and organizations. Through his consulting company, D Dave HealthCare Solutions, Dr. Greenberg provides valuable insight into the beliefs, values and behaviors of consumers and businesses and uses this understanding to facilitate and develop highly effective public relations, sales and marketing strategies.

Family Relationships

There is no family relationship between Dr. Greenberg and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between the Company and Dr. Greenberg.

Item 8.01Other Events

On November 4, 2010, the Company announced the appointment of Mr. Scott Nason to the Company’s advisory board. The business background of Mr. Nason is listed below.

Mr. Nason brings with him over 30 years of high-level operations and marketing experience in the airline industry having held various senior positions with American Airlines and subsequently advising the industry as an independent consultant.

Having joined American Airlines in July 1980, his 29-year career spanned a range of functions and roles including Manager-Operations Research, Manager-Airline Profitability Analysis, Director-Crew Resources, Managing Director-Operations Planning, Vice President-Operations Planning and Performance, Chief Information Officer and Vice President-Revenue Management, which is the position Mr. Nason held when he retired from American Airlines in May 2009. His responsibilities ranged from managing the scheduling for 30,000 crewmembers, to dependability and operations analysis, and system operations control (which involved dispatching all of the airline’s 2,300 daily flights), to running the information technology department. Mr. Nason was also responsible for the entire passenger pricing and yield management activity of American Airlines.

Mr. Nason has served on numerous public and private company boards and professional associations during the course of his career, most notably, SITA, Worldspan, as well as serving as Chairman of the Board of ATPCO. He has also been a member of the Advisory Boards of several airline industry and technology executive organizations and is a distinguished lecturer and author of numerous articles on the airline industry and information technology.

Mr. Nason is currently a consultant and specializes in providing advice to organizations in the travel, transportation and hospitality industries.

Item 9.01Financial Statement and Exhibits

(d) EXHIBITS
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: November 4, 2010	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer